UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2005

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)

1-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)

10-M Commerce Way, Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 781-994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 4, 2005, Ampac Capital Solutions, LLC ("Ampac") notified the Registrant that it was electing to exercise in full its two warrants to purchase an aggregate of 302,342 shares of the Registrant's common stock, par value $.01 per share. As previously reported, the warrants were issued on June 10, 2004 in connection with a subordinated debt financing under the Note Purchase Agreement dated as of the same date by and between Ampac and TimePayment Corp. LLC ("TPC"), a wholly-owned subsidiary of the Registrant. As permitted by the terms of the warrants, Ampac elected to exercise the warrants by forgiving an amount of indebtedness of TPC under the Subordinated Promissory Note issued by TPC in connection with that transaction equal to approximately $779,117, representing the aggregate exercise price of the warrants. The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemption provided by Section 4(2) of such Act. A registration statement (No. 333-122020) on Form S-3 covering the resale of the shares by Ampac was declared effective by the Securities and Exchange Commission on January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED

Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: May 6, 2005